UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2018

AMERI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Research Court, Suite 750, Suwanee, Georgia		30024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 935-4152

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As further described in Item 5.07 below, on August 16, 2018, at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Ameri Holdings, Inc. (the “Company”), the stockholders of the Company approved the issuance by the Company to the holders of its Series A Preferred Stock warrants (the “Warrants”) to purchase 5,000,000 shares of common stock of the Company. For the issuance of the Warrants, on August 16, 2018, the Company entered into a warrant agent agreement (the “Warrant Agreement”) with Corporate Stock Transfer Inc. as the warrant agent. Pursuant to the Warrant Agreement, the Warrants shall only be exercisable for cash, with an exercise price of $1.50 per share, for five years from the date of issuance. In the event that the closing price of the Company’s common stock is $2.00 or higher for ten trading days out of a 15 consecutive trading day period, the Company shall have the option, in its sole discretion, to elect to accelerate the termination date of the Warrants to such date that is 30 days (or more, in our sole discretion) following the date of such election. Following such accelerated termination date, any unexercised Warrants shall automatically be cancelled without any further obligations on the part of the Company or the holders of such Warrants. The Warrants were issued on August 16, 2018.

Copies of the Warrant Agreement (with the form of Warrant certificate) are filed hereto as Exhibit 4.1. The foregoing descriptions of the Warrant Agreement and the Warrants are not complete and are qualified in their entirety by reference to the full text of the Warrant Agreement, which is filed as Exhibit 4.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As described under Item 1.01 of this Current Report on Form 8-K, on August 16, 2018, the Company issued Warrants for the purchase of an aggregate of 5,000,000 shares of its common stock to holders of its Series A Preferred Stock. The Warrants were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as a private offering. Such issuance did not involve a public offering, and was made without general solicitation or advertising.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s 2015 Equity Incentive Award Plan, which is referred to herein as the “Plan,” was approved by the Board and the holder of a majority of the Company’s outstanding shares of common stock in April 2015. As further described in Item 5.07 below, at the Annual Meeting, the stockholders of the Company approved a proposal to amend the Plan in order to increase the number of shares of common stock subject to the Plan by 2,000,000 shares (the “Plan Amendment”). The Plan Amendment became effective as of August 16, 2018.

The Board determined that the number of shares of common stock remaining available for issuance under the Plan was previously not sufficient to support the Company’s intended compensation programs for the Board and Company employees. The Plan Amendment is intended to assist the Company in securing and retaining qualified non-employee directors and employees by allowing them to participate in the ownership and growth of the Company through the grant of cash-based awards, nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards. The granting of such awards serves as partial consideration for, and gives non-employee directors and employees an additional inducement to remain in, the service of the Company and its subsidiaries and provides them with an increased incentive to work towards the Company’s success. Shares of common stock may be issued under the Plan to qualified non-employee directors and employees with such restrictions as determined by the Company or upon the exercise of stock options or the settlement of restricted stock units. Accordingly Plan Amendment increased the number of shares of the Company’s common stock subject thereto by 2,000,000 shares (from 2,000,000 shares to 4,000,000 shares).

The Company intends to register the shares which are subject to the Plan Amendment on a registration statement on Form S-8 under the Securities Act of 1933.

A summary of the Plan can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 16, 2018. A copy of the Plan Amendment is filed hereto as Exhibit 10.1. The foregoing description of the Plan Amendment is not complete and is qualified in its entirety by reference to the full text of the Plan Amendment, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As further described in Item 5.07 below, at the Annual Meeting, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to amend and restate the Certificate of Designation of the Company’s Series A Preferred Stock (the “Preferred Stock Amendment”). The Preferred Stock Amendment provides for, among other things:

(i)	the payment of the March 31, 2018 dividend payment in-kind in shares of Series A Preferred Stock;
(ii)	elimination of any prior default in respect of non-payment of accrued dividends through the filing effective date of the Preferred Stock Amendment;
(iii)	payment in-kind in shares of Series A Preferred Stock of dividends for all dividend periods from April 1, 2018 through March 31, 2020 at a rate of 2% per annum of the liquidation preference (the “Adjusted Rate”); and
(iv)	commencing April 1, 2020, payment of cash dividends per share of Series A Preferred Stock at a rate per annum equal to the Adjusted Rate multiplied by the liquidation preference; provided, however, dividends for periods ending after April 1, 2020 may be paid at the election of the Company’s Board of Directors in-kind through the issuance of additional shares of Series A Preferred Stock for up to four dividend periods in any consecutive 36-month period, determined on a rolling basis.

In addition, the Preferred Stock Amendment revises the change of control definition to mean a change in control of at least 70% of the voting power of all shares of stock of the Company and clarifies that a change of control shall not be deemed to be a dissolution, liquidation or winding up of the Company. The Preferred Stock Amendment also eliminates voting rights with respect to the authorization, creation or issuance of any securities ranking senior or equal to the Series A Preferred Stock. The Preferred Stock Amendment was filed with the Secretary of State of the State of Delaware and became effective on August 16, 2018.

The foregoing description of the Preferred Stock Amendment is qualified in its entirety by the full text of the Preferred Stock Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A total of 16,623,794 (or approximately 88.47%) of the Company’s shares issued, outstanding and entitled to vote at the Annual Meeting were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the Annual Meeting. For more information about the proposals set forth below, please see the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on July 16, 2018.

(1)Proposal 1 – The election of five nominees to the Company’s Board of Directors until the next annual meeting of stockholders and until their successors are duly elected and qualified:

Nominee	Votes For	Votes Withheld	Total
Srinidhi “Dev” Devanur	14,155,741	55,352	14,211,093
David Luci	14,159,963	51,130	14,211,093
Dimitrios J. Angelis	13,139,956	54,066	13,194,022
Robert Shawah	14,157,027	1,071,137	15,228,164
James Shad	13,147,641	1,063,452	14,211,093

 Each nominee was elected by the Company’s stockholders by the requisite vote, as recommended by the Company’s Board of Directors.

(2) Proposal 2 – The ratification of the appointment of Ram Associates as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018:

  For: 15,832,554
  Against: 691,810
  Abstain: 99,430

Proposal 2 was ratified by the Company’s stockholders by the requisite vote, as recommended by the Company’s Board of Directors.

(3) Proposal 3 – The approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers (“Say-on-Pay”):

  For: 13,643,479
  Against: 562,294
  Abstain: 5,320

Proposal 3 was approved by the Company’s stockholders by the requisite vote, as recommended by the Company’s Board of Directors.

(4) Proposal 4 – The approval of an advisory resolution on the frequency with which the Company should include an advisory vote regarding Say-on-Pay:

  1 Year: 14,144,566
  2 Years: 5,700
  3 Years: 60,527
  Abstain: 300

The frequency of 1 year was approved by the Company’s stockholders by the requisite vote, as recommended by the Company’s Board of Directors.

(5) Proposal 5 – The approval of an increase in the number of shares available for issuance pursuant to the Company’s 2015 Equity Incentive Award Plan by 2,000,000 shares:

  For: 12,803,810
  Against: 1,384,980
  Abstain: 22,303

Proposal 5 was approved by the Company’s stockholders by the requisite vote, as recommended by the Company’s Board of Directors.

(6) Proposal 6 – The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to amend the certificate of designations for the Company’s Series A Preferred Stock to modify the dividend terms, eliminate voting rights of the Series A Preferred Stock with respect to the creation or issuance of parity or senior preferred stock and make certain related changes to such certificate of designations:

  For: 14,133,075
  Against: 31,649
  Abstain: 46,369

Proposal 6 was approved by the Company’s stockholders by the requisite vote, as recommended by the Company’s Board of Directors.

(7) Proposal 7 – The approval of the issuance of warrants to purchase 5,000,000 shares of common stock by the Company to the Series A Preferred Stock holders:

  For: 12,820,005
  Against: 1,368,630
  Abstain: 22,458

Proposal 7 was approved by the Company’s stockholders by the requisite vote, as recommended by the Company’s Board of Directors.

Item 8.01	Other Events.

On August 17, 2018, the Company issued a press release announcing the results of the Annual Meeting which is filed as exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation of Rights and Preferences of 9.00% Series A Cumulative Preferred Stock.
4.1	Warrant Agent Agreement dated August 16, 2018 between Ameri Holdings, Inc. and Corporate Stock Transfer, Inc. (includes form of Warrant).
10.1	First Amendment to the Ameri Holdings, Inc. 2015 Equity Incentive Award Plan.
99.1	Press Release dated August 17, 2018.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation of Rights and Preferences of 9.00% Series A Cumulative Preferred Stock.
4.1	Warrant Agent Agreement dated August 16, 2018 between Ameri Holdings, Inc. and Corporate Stock Transfer, Inc. (includes form of Warrant).
10.1	First Amendment to the Ameri Holdings, Inc. 2015 Equity Incentive Award Plan.
99.1	Press Release dated August 17, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 17, 2018	AMERI HOLDINGS, INC.

	By:	/s/ Viraj Patel
		Name:	Viraj Patel
		Title:	Chief Financial Officer